UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

SAXON CAPITAL, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Maryland (State or other jurisdiction of Incorporation)	001-32447 (Commission File Number)	30-0228584 (I.R.S. Employer Identification No.)
4860 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)		23060 (Zip Code)

Registrant’s telephone number, including area code (804) 967-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On May 2, 2006, Saxon Capital, Inc. (the “Company”) issued a press release announcing a $494.7 million asset-backed securitization. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On April 28, 2006, the Company issued a press release announcing its earnings release and conference call dates for its results for the first quarter of 2006. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference. The information set forth under this Item 7.01 of this Report (including the exhibits) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information set forth under this Item 7.01 of this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On April 26, 2006, the Company entered into a purchase agreement for the issuance and sale of $150.0 million in aggregate principal amount of its 12% Senior Notes (the "Notes") due 2014 to an initial purchaser for resale in a private offering pursuant to Rule 144A and Regulation S under the Securities Act of 1033. Attached hereto as Exhibit 99.3 and incorporated herein by reference is a copy of a press release issued by the Company on April 27, 2006 announcing the pricing of the private offering of the Notes.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated May 2, 2006.

99.2	Press Release dated April 28, 2006.

99.3	Press Release dated April 27, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON CAPITAL, INC.
By: /s/Robert B. Eastep Robert B. Eastep
Executive Vice President and Chief Financial Officer

Date: May 2, 2006

INDEX TO EXHIBITS

Exhibits

99.1	Press Release dated May 2, 2006.

99.2	Press Release dated April 28, 2006.

99.3	Press Release dated April 27, 2006.